                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

                               (Amendment No. ___)

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d) (2) )

[X]  Definitive Information Statement

                                 VALIC COMPANY I
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

                                 VALIC COMPANY I
                            SCIENCE & TECHNOLOGY FUND

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

February 23, 2007

Dear Participant:

     You are receiving the enclosed Information Statement because you own interests in the Science & Technology Fund (the "Fund") of VALIC Company I. The purpose of the Information Statement is to inform you that on October 18, 2006, the Board of Directors approved the addition of an investment sub-adviser to the Fund, Wellington Management Company, LLP ("Wellington Management"). Wellington Management began managing the Fund on January 29, 2007. The Fund's other investment sub-advisers, T. Rowe Price Associates, LLC and RCM Capital Management, LLC, continue to sub-advise the Fund.

     THE BOARD OF DIRECTORS DETERMINED THAT IT WAS IN THE BEST INTEREST OF THE FUND AND IN THE BEST INTERESTS OF SHAREHOLDERS THAT WELLINGTON MANAGEMENT BE ADDED AS A SUB-ADVISER. THE ADDITION OF WELLINGTON MANAGEMENT AS A SUB-ADVISER DID NOT RESULT IN ANY CHANGES TO THE FUND'S INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGY AS STATED IN THE VALIC COMPANY I PROSPECTUS, OR TO THE EXPENSES PAYABLE BY THE FUND. As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of Wellington Management and the terms of the investment sub-advisory agreement with Wellington Management, which the Board of Directors, including the Independent Directors, have approved.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,


/s/ Evelyn Curran
-------------------------------------
Evelyn Curran
President
VALIC Company I

                                 VALIC COMPANY I
                            SCIENCE & TECHNOLOGY FUND

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

                              INFORMATION STATEMENT

INTRODUCTION

     You have received this information statement because on January 26, 2007, you owned interests in the Science & Technology Fund (the "Fund") of VALIC Company I ("VC I") within a variable annuity or variable life insurance contract ("Contract") or through a qualified employer-sponsored retirement plan or individual retirement account ("Plan"). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund's Board of Directors (the "Board") to add a sub-adviser for the Fund.

     Prior to January 29, 2007, the Fund was sub-advised by T. Rowe Price Associates, LLC ("T. Rowe Price") and RCM Capital Management, LLC ("RCM"). On October 18, 2006, the Board, including a majority of the directors who are not interested persons, as defined by the Investment Company Act of 1940, as amended, ("Independent Directors") (the "1940 Act"), approved the addition of Wellington Management Company, LLP ("Wellington Management") as a sub-adviser for the Fund. Management proposed Wellington Management to further diversify the Fund within the technology sector and improve the Fund's performance. The Board, including a majority of the Independent Directors, also approved a new Investment Sub-Advisory Agreement for the Fund, between The Variable Annuity Life Insurance Company ("VALIC") and Wellington Management (the "Wellington Sub-Advisory Agreement").

     The Wellington Sub-Advisory Agreement is the same in all material respects to the Investment Sub-Advisory Agreement between VALIC and both T. Rowe Price and RCM, except for the name of the sub-advisers, the effective date and term of the agreement, and the sub-advisory fee rate. There may be other differences in the sub-advisory agreements but VALIC believes these differences are not material. The Fund's advisory fee and total annual operating expenses have not changed as a result of the addition of Wellington Management as a sub-adviser.

     VC I has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Based on this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about February 23, 2007, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on January 26, 2007 (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

THE ADVISER AND ITS RESPONSIBILITIES

     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund. The sub-advisers make investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-advisers use their own investment styles to evaluate pertinent economic, statistical, financial and other quantitative or qualitative data in order to determine the optimal portfolio holdings with respect to the portion of the Fund's assets that it manages to meet the Fund's objectives and the applicable performance benchmark.

     As the adviser to the Fund, VALIC monitors the sub-advisers and compares the Fund's performance with relevant market indices and peer groups. VALIC examines the sub-advisers' compliance with VALIC's and the Fund's policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended Wellington Management after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structure, investment processes and styles and long-term performance record.

     Under the Investment Advisory Agreement between VALIC and VC I, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2006 was 0.88% of average daily net assets or $10,180,678. The Investment Advisory Agreement was last approved by the Board on July 18, 2006.

THE FUND'S INVESTMENT STRATEGY

     The Fund invests, under normal circumstances, at least 80% of net assets in the common stocks of companies that are expected to benefit from the development, advancement, and use of science and or technology. The Fund may invest in various industries, including but not limited to electronics, e-commerce, information services, life sciences and health care, chemicals and synthetic materials, and nanotechnology. Stock selection generally reflects a growth approach based on intensive research that assesses a company's fundamental prospects for above-average earnings. Holdings can range from small, unseasoned companies developing new technologies to blue chip firms with established track records of developing and marketing technology. The Fund may invest up to 30% of its total assets in foreign securities.

     Wellington Management, RCM and T. Rowe Price will each manage approximately one-third of the Fund's assets though VALIC may reallocate the Fund's assets among the sub-advisers as it deems appropriate.

THE WELLINGTON SUB-ADVISORY AGREEMENT

     Pursuant to the Wellington Sub-Advisory Agreement, Wellington Management agreed to provide an investment program and be responsible for the investment and reinvestment of a portion of the Fund's assets. Wellington Management will select securities for the Fund, subject to VALIC's oversight. Wellington Management may place trades through brokers of their choosing and will take into consideration the quality of the brokers' services and execution.

     The Wellington Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Wellington Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The Wellington Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by
(i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Directors. The Wellington Sub-Advisory Agreement terminates automatically upon their assignment and are terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days' written notice. The Wellington Sub-Advisory Agreement is attached to this information statement as Exhibit A.

     Effective Dates: The Wellington Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on October 18, 2006. The effective date of the Wellington Sub-Advisory Agreement was January 29, 2007. The Board will review the Wellington Sub-Advisory Agreement again in 2008.

     Sub-advisory Fees. For the fiscal year ended May 31, 2006, VALIC paid T. Rowe Price and RCM an aggregate of $6,619,933 for sub-advisory services provided to the Fund, which amounted to 0.57% of the Fund's average daily net assets. VALIC retained $3,560,745 of its advisory fee after payment of sub-advisory fees.

     If for the fiscal year ended May 31, 2006, Wellington Management had served as a sub-adviser to the Fund and each sub-adviser had managed one-third of the Fund's assets for the entire year, VALIC would have paid aggregate sub-advisory fees in the amount of $5,686,353, or 0.49% of average daily net assets under management. Based on this hypothetical, VALIC would have paid the sub-advisers $933,580, or 14%, less than what VALIC actually paid T. Rowe Price and RCM during the period. Based on this assumption, VALIC would have retained a greater percentage of its advisory fee.

BOARD CONSIDERATIONS

     The Board received materials relating to its consideration of the Wellington Sub-Advisory Agreement, including: (1) Wellington Management's sub-advisory fee rate, compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives ("Peer Group"), as selected by an independent third-party provider of investment company data; (2) the investment performance of the Fund compared to performance of funds in its Peer Group and against its benchmark; (3) the nature, extent and quality of services to be provided by Wellington Management; (4) the costs of services and the benefits potentially derived by Wellington Management; (5) the terms of the Wellington Sub-Advisory Agreement; (6) whether the Fund will benefit from possible economies of scale by engaging Wellington Management as a sub-adviser and the profitability of VALIC and Wellington Management; and (7) information regarding Wellington Management's compliance and regulatory history.

     The Board was advised that Wellington Management completed a detailed questionnaire and that its response was reviewed by management and counsel to the Independent Directors. The Board was advised of the various factors that the Board should consider in its review of the Advisory Contracts.

     The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Wellington Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions during which such independent counsel provided guidance to the Independent Directors.

     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided by Wellington Management. The Board noted that Wellington Management would manage a portion of the Fund's portfolio of securities on a day-to-day basis, which includes providing investment research, advice and supervision, and determining which Fund securities should be purchased or sold.

     The Board also reviewed the qualifications, background and responsibilities of Wellington Management's portfolio manager who would be responsible for managing the Fund, and other Wellington Management investment and compliance personnel. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by Wellington Management and that there was a reasonable basis on which to conclude that Wellington Management would provide a high quality of investment management services to the Fund, but the Board was satisfied with the amounts as these expenses are paid by VALIC and not the Fund.

     Fees and Expenses. The Board considered Wellington Management was being added as a third Sub-adviser to the Fund, joining T. Rowe and RCM. The Board noted that the Fund's actual and contractual sub-advisory fees were above the median of its Sub-advisory Expense Group/Universe. The Board also considered that the average contractual subadvisory fees paid would slightly decrease once Wellington Management assumed sub-advisory responsibilities (which assumes that subadviser manages one-third of the Fund's assets) when compared to the prior contractual subadvisory fee rates, which provided T. Rowe and RCM manage 80% and 20% of the Fund's assets, respectively. On the basis of the information considered, the Board concluded that the sub-advisory fee payable to

Wellington is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

     Investment Performance. Management reported that the rationale for adding a sub-adviser was due, in part, to the Fund's performance. The Board received and reviewed information regarding the Fund's investment performance, compared against the performance of its benchmark and other funds in its Peer Group. The Board considered that the Fund's performance exceeded the S&P Information Technology Index for the one- and three-year periods but trailed the index for the five-year period.

     The Board considered management's rationale for adding a third sub-adviser. It was noted that dividing the assets among the three sub-advisers would continue to diversify the Fund. Further, the Board considered management presentation of quantitative analyses that reflect that the Fund would have had significantly stronger performance if each of the sub-advisers had managed one-third of the Fund's assets over the one- and three-year periods. The Board also considered Wellington Management's performance with a portfolio managed similar to the Fund and noted that the other portfolio had exceeded the performance of the Fund and the average of the Morningstar Specialty-Technology Category for the one- and three-year periods. The Board concluded that management was addressing the Fund's performance by proposing the addition of sub-adviser.

     Profitability and Economies of Scale. In considering the profitability to Wellington Management in connection with its relationship with the Fund, the Directors noted that the fees under the Wellington Sub-Advisory Agreement are paid by VALIC out of the advisory fees that VALIC receives under the Investment Advisory Agreement. The Board also relied on the ability of VALIC to negotiate the Wellington Sub-Advisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the Directors determined that the profitability to Wellington Management from its relationship with the Fund was not a material factor in their deliberations. For similar reasons, the potential for the Fund to experience economies of scale from Wellington Management's management of the Fund was not considered a material factor to the Board's consideration of Wellington Management.

     Terms of the Wellington Sub-Advisory Agreement. The Board reviewed the terms of the Wellington Sub-Advisory Agreement including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by Wellington Management and noted that VALIC would compensate Wellington Management out of the advisory fees it receives from the Fund. The Board noted that the Wellington Sub-Advisory Agreement provides that Wellington Management will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the Wellington Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the Wellington Sub-Advisory Agreement were reasonable.

     Compliance. The Board reviewed Wellington Management's compliance personnel, regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning Wellington Management's compliance staff that would be responsible for providing compliance functions on behalf of the Fund and concluded that there was no information provided that would have a material adverse effect on Wellington Management's ability to provide services to the Fund.

     Conclusions. In reaching its decision to approve the Wellington Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Director contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that Wellington Management possesses the capability and resources to perform the duties required of it under the Wellington Sub-Advisory Agreement.

INFORMATION ABOUT WELLINGTON MANAGEMENT

     Wellington Management is one of America's oldest investment management firms. Wellington Management is a limited liability partnership owned entirely by its 99 partners, all of whom are active members of the firm. As of December 31, 2006, Wellington Management managed approximately $575 billion of client assets in a broad range of investment styles for institutional investors, mutual fund sponsors and high net-worth individuals. The firm and its affiliates have offices in Boston, Chicago, Atlanta, Radnor, San Francisco, Hong Kong, London, Singapore, Sydney and Tokyo.

     Wellington Management is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with Wellington Management or its affiliates since the beginning of the Fund's most recent fiscal year.

     The following chart lists the principal executive officers and the directors of Wellington Management and their principal occupations. The business address of each officer and director is 75 State Street, Boston, Massachusetts 02109.

                                POSITION WITH WELLINGTON MANAGEMENT AND
NAME                                      PRINCIPAL OCCUPATION
----                   ---------------------------------------------------------
Karl E. Bandtel        Executive Committee Member, Senior Vice President and
                       Partner
Paul Braverman         Senior Vice President, Partner and Chief Financial
                       Officer
Cynthia M. Clarke      Senior Vice President, Partner and Chief Legal Officer
Laurie A. Gabriel      Executive Committee Member, Senior Vice President and
                       Managing Partner
James P. Hoffmann      Executive Committee Member, Senior Vice President and
                       Partner
Jean M. Hynes          Executive Committee Member, Senior Vice President and
                       Partner
Selwyn J. Notelovitz   Vice President and Chief Compliance Officer
Saul J. Pannell        Executive Committee Member, Senior Vice President and
                       Partner
Thomas L. Pappas       Executive Committee Member, Senior Vice President and
                       Partner
Philip H. Perelmuter   Executive Committee Member, Senior Vice President and
                       Managing Partner
John R. Ryan           Executive Committee Member, Senior Vice President and
                       Partner
Perry M. Traquina      Executive Committee Member, Managing Partner, President
                       and Chief Executive Officer

     Wellington Management is the investment adviser for five other mutual funds that have an investment objective similar to the Fund. As of December 31, 2006, assets under management for those Accounts ranged from 60 million to 365 million and the effective sub advisory fees for those accounts ranged from 38 bps - 52 bps. Wellington Management did not waive or reimburse any portion of its advisory fee for the funds listed above.

INFORMATION ABOUT THE OTHER SUB-ADVISERS

     T. Rowe Price. T. Rowe Price, which was founded by Thomas Rowe Price, Jr. in 1937, is one of the pioneers of the growth stock theory of investing. Its approach to managing money is based on proprietary research and a strict investment discipline developed over six decades. The firm, which is a wholly-owned subsidiary of T. Rowe Price Group, Inc., is a publicly owned financial services company. T. Rowe Price is located at 100 East Pratt Street, Baltimore, Maryland 21202. As of June 30, 2006, T. Rowe Price and its affiliates had $293.7 billion in assets under management.

     RCM. Originally founded in 1970, RCM provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. RCM is an indirect subsidiary of Allianz AG. RCM is located at Four Embarcadero Center, Suite 3000, San Francisco, California 94111 and is a wholly-owned subsidiary of AGI LP, which is located at 1345 Avenue of the Americas, 50th Floor, New York, New York 10105. As of June 30, 2006, RCM had over $19.4 billion in assets under management and advice.

OTHER SERVICE AGREEMENTS

     VC I has service agreements with VALIC and AIG SunAmerica Asset Management Corp. ("AIG SAAMCo") to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2006, the Fund paid VALIC $102,328 for transfer agency services rendered pursuant to its agreement and paid AIG SAAMCo $9,385,487 for accounting and administrative services. AIG SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund's underwriter.

BROKERAGE COMMISSIONS

     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended May 31, 2006.

                                 ANNUAL REPORTS

     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

     -    write to:
          VALIC Company I
          2929 Allen Parkway
          Houston, Texas 77019

     -    call (800) 448-2542

     -    access the Report through the Internet at www.aigvalic.com

                              SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.

                               OWNERSHIP OF SHARES

     As of the Record Date, there were 77,208,686 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and American General Life Insurance Company and their respective affiliates. To VALIC's knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

                                                                       EXHIBIT A

                                 AMENDMENT NO. 3
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

     THIS AMENDMENT NO. 3 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment") is effective as of January 29, 2007, by and among The Variable Annuity Life Insurance Company ("VALIC") and Wellington Management Company, LLP (the "Sub-Adviser").

                                    RECITALS

     WHEREAS, VALIC and VALIC Company I ("VC I") (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and

     WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated August 29, 2001 (the "Agreement"), and as amended on January 1, 2002 and April 23, 2003, with respect to the VC I Covered Funds with the Sub-Adviser as listed on Schedule A thereto; and

     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the inclusion of the Science & Technology Fund, as one of the Covered Funds to be managed by the Sub-Adviser.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:

     1. Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect that the Sub-Adviser will manage a portion of the assets of the Science & Technology Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Agreement. The revised Schedule A is also attached hereto.

     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE               WELLINGTON MANAGEMENT COMPANY, LLP
INSURANCE COMPANY


By: //S// EVELYN M. CURRAN              By: //S// PAMELA DIPPEL
    ---------------------------------       ------------------------------------
Name: Evelyn M. Curran                  Name: Pamela Dippel
Title: Senior Vice President            Title: Senior Vice President

                                   SCHEDULE A

                           Effective January 29, 2007

SUBADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion managed, as follows:

Covered Funds                                 Fee
-------------               --------------------------------------
Core Equity Fund            0.325% of the first $50 million
                            0.250% of the next $450 million
                            0.200% of the next $1 billion
                            0.180% on the excess over $1.5 billion

Science & Technology Fund   0.55% of the First $100 million
                            0.50% of the next $300 million
                            0.45% on the excess over $400 million

              AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT

     This AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment") is effective as of April 23, 2003, by and among The Variable Annuity Life Insurance Company ("VALIC") and Wellington Management Company, LLP (the "Sub-Adviser").

                                    RECITALS

     WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated August 29, 2001 (the "Agreement"), with respect to the Covered Fund(s) listed on Schedule A thereto; and

     WHEREAS, the parties wish to amend Section 1 entitled "SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER" to include the following as the last paragraph:

          The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund (s) (or a portion thereof) in securities or other assets.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree upon the Amendment as stated above.

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY


                                        By: //S// EVELYN M. CURRAN
                                            ------------------------------------
                                        Name: Evelyn M. Curran
                                        Title: Senior Vice President
                                        Date: May 8, 2003


ATTEST:


//S// MELISSA LAFAIVE
-------------------------------------


                                        WELLINGTON MANAGEMENT COMPANY, LLP


                                        By: //S// JONATHAN M. PAYSON
                                            ------------------------------------
                                        Name: Jonathan M. Payson
                                        Title: Senior Vice President
                                        Date: May 2, 2003


ATTEST:


//S// JOHN BRUNO
----------------------------------------

              AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT

     THIS AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment") is effective as of January 1, 2002, by and among The Variable Annuity Life Insurance Company ("VALIC") and Wellington Management Company, LLP (the "Sub-Adviser").

                                    RECITALS

     WHEREAS, VALIC and VALIC Company I ("VC I") (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and

     WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Advisory dated August 29, 2001 (the "Agreement"), with respect to the VC I Covered Funds with the Sub-Adviser; and

     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect that the Sub-Adviser will manage a portion of the Covered Fund's assets.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:

     1. Schedule A Amendment. Schedule A is deleted in its entirety and replaced with the following:

               SUB-ADVISER shall manage a portion of the Core Equity Fund assets and shall be compensated as follows on that portion:

                    0.325% of the first $50 million
                    0.250% of the next $450 million
                    0.200% of the next $1 billion
                    0.180% on the excess over $1.5 billion

     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY


                                        By: //S// MARY L. CAVANAGH
                                            ------------------------------------
                                        Name: Mary L. Cavanagh
                                        Title: Senior Vice President
                                        Date: January 9, 2002


ATTEST:


//S// TOM THOMPSON
-------------------------------------


                                        WELLINGTON MANAGEMENT COMPANY, LLP


                                        By: //S// JONATHAN M. PAYSON
                                            ------------------------------------
                                        Name: Jonathan M. Payson
                                        Title: Senior Vice President
                                        Date: January 8, 2002


ATTEST:


//S// JOHN BRUNO
-------------------------------------

                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 29th day of August, 2001, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and WELLINGTON MANAGEMENT COMPANY, LLP, hereinafter referred to as the "SUB-ADVISER."

     VALIC and the SUB-ADVISER recognize the following:

          (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

          (b) VALIC is engaged as the investment adviser of North American Funds Variable Product Series I ("NAF Variable") pursuant to an Investment Advisory Agreement between VALIC and NAF Variable, a Maryland corporation. NAF Variable is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

          (c)  The FUND currently consists of twenty-one portfolios ("Funds"):
               North American - AG Asset Allocation Fund
               North American - AG Capital Conservation Fund
               North American - AG Government Securities Fund
               North American - AG Growth & Income Fund
               North American - AG International Equities Fund
               North American - AG International Government Bond Fund
               North American - AG Large Cap Growth Fund
               North American - AG MidCap Index Fund
               North American - AG 1 Money Market Fund
               North American - AG Nasdaq-100(R) Index Fund
               North American - AG Small Cap Index Fund
               North American - AG Social Awareness Fund
               North American - AG Stock Index Fund
               North American - American Century Income & Growth Fund
               North American - American Century International Growth Fund North American Core Equity Fund
               North American - Founders/T. Rowe Price Small Cap Fund
               North American - Putnam Opportunities Fund
               North American - T. Rowe Price Blue Chip Growth Fund
               North American - T. Rowe Price Health Sciences Fund
               North American - T. Rowe Price Science & Technology Fund

               In accordance with NAF Variable's Articles of Incorporation (the "Articles"), new Funds may be added to NAF Variable upon approval of NAF Variable's Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund").

          (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

          (e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

     VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.   SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

     The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and NAF Variable's Board of Directors and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), NAF Variable's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by NAF Variable's Board of Directors shall:

          (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

          (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

     In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the most favorable overall price and execution. Subject to approval by NAF Variable's Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

     The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and NAF Variable's Board of Directors regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and NAF Variable promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and NAF Variable in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish NAF Variable's Board of Directors such periodic and special reports as VALIC and NAF Variable's Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Directors of NAF Variable has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

     Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

     The SUB-ADVISER will not hold money or investments on behalf of NAF Variable. The money and investments will be held by the Custodian of NAF Variable. The SUB-ADVISER will arrange for the transmission to the Custodian for NAF Variable, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s).

     The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or NAF Variable other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

     Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

2.   COMPENSATION OF THE SUB-ADVISER

     VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of NAF Variable. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

     The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in NAF Variable's Articles, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

     If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

     The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of NAF Variable.

3.   SCOPE OF THE SUB-ADVISER'S ACTIVITIES

     The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).

     Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

     The SUB-ADVISER shall not be liable to VALIC, NAF Variable, or to any shareholder in NAF Variable, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

4.   REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

     The SUB-ADVISER represents, warrants, and agrees as follows:

     (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and NAF Variable with a copy of such code of ethics together with evidence of its adoption.

     (c) The SUB-ADVISER has provided VALIC and NAF Variable with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

     VALIC represents, warrants, and agrees as follows:

          VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.   TERM OF AGREEMENT

     This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of NAF Variable's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of NAF Variable's Board of Directors or a majority of that Fund's outstanding voting securities.

     This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and NAF Variable as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between NAF Variable and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of NAF Variable's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities on at least 60 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or
     (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.   OTHER MATTERS

     The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or NAF Variable with respect to them.

     The SUB-ADVISER agrees that all books and records which it maintains for NAF Variable are NAF Variable's property. The SUB-ADVISER also agrees upon request of VALIC or NAF Variable, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b) (5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

     VALIC has herewith furnished the SUB-ADVISER copies of NAF Variable's Prospectus, Statement of Additional Information, Articles and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

     The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of NAF Variable in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

     VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of NAF Variable or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and NAF Variable as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

     VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise
     (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to NAF Variable, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates. The provisions of this paragraph shall survive the termination of this Agreement.

     The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise
     (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to NAF Variable to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

7.   APPLICABILITY OF FEDERAL SECURITIES LAWS

     This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.   AMENDMENT AND WAIVER

     Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The

     Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.   NOTICES

     All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

          If to VALIC:       Attn: Nori L. Gabert, Esq.
                             2929 Allen Parkway
                             Houston, Texas 77019
                             Tel: (713) 831-5165
                             Fax: (713) 831-2258

          If to SUB-ADVISER: John Bruno
                             Wellington Management Company, LLP
                             75 State Street
                             Boston, Massachusetts 02109
                             Tel: (617) 790-7262
                             Fax: (617) 204-7262

     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY


                                        By: //S// MARY L. CAVANAGH
                                            ------------------------------------
                                        Name: Mary L. Cavanagh
                                        Title: Senior Vice President
                                        Date: January 9, 2002


ATTEST:


//S// TOM THOMPSON
----------------------------------------


                                        WELLINGTON MANAGEMENT COMPANY, LLP


                                        By: //S// JONATHAN M. PAYSON
                                            ------------------------------------
                                        Name: Jonathan M. Payson
                                        Title: Senior Vice President
                                        Date: January 8, 2002


ATTEST:


//S// JOHN BRUNO
----------------------------------------